EXHIBIT 99.3

                     CORNERSTONE FAMILY OF CLOSED-END FUNDS
                       CORNERSTONE TOTAL RETURN FUND, INC.
                     CORNERSTONE STRATEGIC VALUE FUND, INC.
                       CORNERSTONE PROGRESSIVE RETURN FUND

                                         JOINT FIDELITY BOND
                                              RULE 17G-1                                   STAND-ALONE
                                           GROSS ASSETS (1)     INDIVIDUAL    ALLOCATED      ANNUAL
FUND                                          12/31/2007           BOND        PREMIUM       PREMIUM
----                                     -------------------    ----------    --------     -----------
Cornerstone Total Return Fund, Inc.          $47,113,323        $  350,000         588          $2,000
Cornerstone Strategic Value Fund, Inc.       123,687,865           525,000       1,542           2,250
Cornerstone Progressive Return Fund          137,597,294           525,000       1,716           2,500
                                                                ----------    --------     -----------
Total Coverage Required                                         $1,400,000
                                                                ----------
Actual Coverage Obtained                                        $1,525,000
                                                                ==========
Premium                                                                         $3,846(2)       $6,750
                                                                              --------     -----------

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(1)   In accordance with Rule 17g-1, amount of registered management investment company gross assets should be at the end of the most recent fiscal quarter prior to date of termination (March 23, 2008). Amounts above are for purposes of obtaining premium estimate.
(2)   Does not include $90 charge for optional terrorism coverage.